EXHIBIT 99



                            AGREEMENT AND PLAN OF MERGER

                                       Among

                               CORNING INCORPORATED

                          RIESLING ACQUISITION CORPORATION

                                        and

                                 OAK INDUSTRIES INC.


                            Dated as of November 13, 1999





                               TABLE OF CONTENTS


ARTICLE I

THE MERGER

   SECTION 1.01.  The Merger                                           1
   SECTION 1.02.  Closing; Effective Time                              1
   SECTION 1.03.  Effect of the Merger                                 2
   SECTION 1.04.  Certificate of Incorporation; By-Laws                2
   SECTION 1.05.  Directors and Officers                               2


ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

   SECTION 2.01.  Conversion of Securities                            3
   SECTION 2.02.  Exchange of Certificates                            3
   SECTION 2.03.  Stock Transfer Books                                7
   SECTION 2.04.  Company Stock Options                               7
   SECTION 2.05.  Restricted Stock                                    9


ARTICLE  III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   SECTION 3.01.  Organization and Qualification; Subsidiaries        9
   SECTION 3.02.  Certificate of Incorporation and By-Laws           10
   SECTION 3.03.  Capitalization                                     10
   SECTION 3.04.  Authority Relative to This Agreement               11
   SECTION 3.05.  No Conflict; Required Filings and Consents         11
   SECTION 3.06.  Permits; Compliance                                12
   SECTION 3.07.  SEC Filings; Financial Statements                  13
   SECTION 3.08.  Undisclosed Liabilities                            14
   SECTION 3.09.  Absence of Certain Changes or Events               14
   SECTION 3.10.  Absence of Litigation                              14
   SECTION 3.11.  Employee Benefit Matters                           14
   SECTION 3.12.  Material Contracts                                 16
   SECTION 3.13.  Environmental Matters                              17
   SECTION 3.14.  Title to Properties; Absence of Liens
                  and Encumbrances                                   18
   SECTION 3.15.  Intellectual Property                              18
   SECTION 3.16.  [Intentionally Omitted]                            19
   SECTION 3.17.  Taxes                                              19
   SECTION 3.18.  Accounting and Tax Matters                         19
   SECTION 3.19.  Board Approval; Vote Required                      20
   SECTION 3.20.  Insurance                                          20
   SECTION 3.21.  State Takeover Statutes; Stockholder Rights Plan   20
   SECTION 3.22.  Labor Matters                                      20
   SECTION 3.23.  Opinion of Financial Advisor                       21
   SECTION 3.24.  Brokers                                            21


ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   SECTION 4.01.  Organization and Qualification; Subsidiaries       21
   SECTION 4.02.  Articles of Incorporation and By-Laws              21
   SECTION 4.03.  Capitalization                                     22
   SECTION 4.04.  Authority Relative to This Agreement               22
   SECTION 4.05.  No Conflict; Required Filings and Consents         23
   SECTION 4.06.  SEC Filings; Financial Statements                  23
   SECTION 4.07.  Absence of Certain Changes or Events               24
   SECTION 4.08.  Absence of Litigation                              24
   SECTION 4.09.  Accounting and Tax Matters                         24
   SECTION 4.10.  Operations of Merger Sub                           25


ARTICLE V

CONDUCT OF BUSINESSES PENDING THE MERGER

   SECTION 5.01.  Conduct of Business by the Company Pending
                  the Merger                                         25
   SECTION 5.02.  Conduct of Business by Parent Pending the Merger   28
   SECTION 5.03.  Notification of Certain Matters                    28


ARTICLE VI

ADDITIONAL AGREEMENTS

   SECTION 6.01.  Registration Statement; Joint Proxy Statement      28
   SECTION 6.02.  Company Stockholders' Meeting                      30
   SECTION 6.03.  Access to Information; Confidentiality             30
   SECTION 6.04.  No Solicitation of Transactions                    31
   SECTION 6.05.  Directors' and Officers' Indemnification
                  and Insurance                                      32
   SECTION 6.06.  Obligations of Merger Sub                          34
   SECTION 6.07.  Affiliates                                         34
   SECTION 6.08.  Pooling                                            34
   SECTION 6.09.  Further Action; Consents; Filings                  35
   SECTION 6.10.  Plan of Reorganization                             36
   SECTION 6.11.  Public Announcements                               37
   SECTION 6.12.  Letters of Accountants                             37
   SECTION 6.13.  NYSE Listing                                       37
   SECTION 6.14 . Reasonable Best Efforts and Further Assurances     37
   SECTION 6.15.  Certain Employee Benefits Matters                  38
   SECTION 6.16.  Supplemental Indenture                             38


ARTICLE VII

CONDITIONS TO THE MERGER

   SECTION 7.01.  Conditions to the Obligations of Each Party        38
   SECTION 7.02.  Conditions to the Obligations of Parent
                  and Merger Sub                                     39
   SECTION 7.03.  Conditions to the Obligations of the Company       40


ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

   SECTION 8.01.  Termination                                        41
   SECTION 8.02.  Effect of Termination                              43
   SECTION 8.03.  Amendment                                          43
   SECTION 8.04.  Waiver                                             43
   SECTION 8.05.  Expenses                                           44


ARTICLE IX

GENERAL PROVISIONS

   SECTION 9.01.  Non Survival of Representations, Warranties
                  and Agreements                                     46
   SECTION 9.02.  Notices                                            46
   SECTION 9.03.  Certain Definitions                                47
   SECTION 9.04.  Severability                                       49
   SECTION 9.05.  Assignment; Binding Effect; Benefit                49
   SECTION 9.06.  Specific Performance                               49
   SECTION 9.07.  Governing Law; Forum                               49
   SECTION 9.08.  Headings                                           49
   SECTION 9.09.  Counterparts                                       49
   SECTION 9.10.  Entire Agreement                                   50



EXHIBITS

Exhibit 6.07(a)   Form of Affiliate Letter for Affiliates of the Company

Exhibit 6.07(b)   Form of Affiliate Letter for Affiliates of Parent


Glossary of Defined Terms

                                                             Location of
Defined Term                                                 Definition

Acquisition Proposal                                          6.04(b)
Acquisition Transaction                                       6.04(a)
Action                                                        3.10
affiliate                                                     9.03(a)
Affiliate                                                     6.07(a)
Agreement                                                    Preamble
APB No. 16                                                    6.08(b)
Blue Sky Laws                                                 3.05(b)
Business Combination                                          8.05(b)
business day                                                  9.03(b)
Certificate of Merger                                         1.02(b)
Certificates                                                  2.02(b)
Closing                                                       1.02(a)
Closing Date                                                  1.02(a)
Code                                                         Recitals
Company                                                      Preamble
Company Balance Sheet                                         3.07(b)
Company Benefit Plans                                         3.11(a)
Company Board Approval                                        3.19(a)
Company Common Shares                                         2.01(a)(i)
Company Common Stock                                          2.01(a)(i)
Company Disclosure Schedule                                   3.03
Company Material Contracts                                    3.12(a)
Company Permits                                               3.06(a)
Company Preferred Stock                                       3.03
Company Rights Agreement                                      3.03
Company SEC Reports                                           3.07(a)
Company Significant Subsidiaries                              3.01(b)
Company Stock Option Plans                                    2.04(a)
Company Stock Options                                         2.04(a)
Company Stockholders' Meeting                                 6.01(a)
Company Stockholders' Vote                                    3.04
Company Subsidiaries                                          3.01(a)
Company 10-K                                                  3.01(b)
Confidentiality Agreement                                     6.03
control                                                       9.03(c)
DGCL                                                         Recitals
DLJ                                                           3.23
Effective Time                                                1.02(b)
Environmental Laws                                            9.03(d)
Environmental Permits                                         3.13
ERISA                                                         3.11(a)
Excess Shares                                                 2.02(e)(ii)
Exchange Act                                                  3.01(b)
Exchange Agent                                                2.02(a)
Exchange Fund                                                 2.02(a)
Exchange Ratio                                                2.01(a)(i)
Expenses                                                      8.05(f)
Governmental Entity                                           3.05(b)
Hazardous Substances                                          9.03(e)
HSR Act                                                       3.05(b)
Indemnified Parties                                           6.05(b)
Indenture                                                     6.16
Intellectual Property                                         9.03(f)
IRS                                                           3.11(d)
ISOs                                                          2.04(a)
knowledge                                                     9.03(g)
Law                                                           3.05(a)
Liens                                                         3.14
L Options                                                     3.11(h)
Material Adverse Effect                                       9.03(h)
Merger                                                       Recitals
Merger Consideration                                          2.01(a)(i)
Merger Sub                                                   Preamble
Multiemployer Plan                                            3.11(b)
Multiple Employer Plan                                        3.11(b)
1999 L Plan                                                   3.11(h)
NYSE                                                          2.02(e)(ii)
Parent                                                       Preamble
Parent Balance Sheet                                          4.06(b)
Parent Common Shares                                          2.01(a)(i)
Parent Common Stock                                           2.01(a)(i)
Parent Preferred Shares                                       4.03(a)
Parent SEC Reports                                            4.06(a)
Parent Share Option Plans                                     4.03(a)
Parent Significant Subsidiaries                               4.05(a)
Parent Subsidiaries                                           4.01
PBGC                                                          3.11(e)
person                                                        9.03(i)
Proxy Statement                                               6.01(a)
Registration Statement                                        6.01(a)
Representatives                                               6.03
Required Consents                                             3.05(b)
SEC                                                           3.01(b)
Securities Act                                                3.05(b)
Significant Subsidiary                                        3.01(b)
subsidiary                                                    9.03(j)
Substitute Option                                             2.04(a)
Superior Proposal                                             6.04(b)
Surviving Corporation                                         1.01
Taxes                                                         3.17
U.S. GAAP                                                    Recitals




      AGREEMENT AND PLAN OF MERGER dated as of November 13, 1999 (this "Agreement") among CORNING INCORPORATED, a New York corporation ("Parent"), RIESLING ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and OAK INDUSTRIES INC., a Delaware corporation (the "Company").

                            W I T N E S S E T H

      WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company deem it advisable and in the best interests of each corporation and its respective stockholders to combine their respective businesses;

      WHEREAS, in furtherance of such combination, the respective Boards of Directors of Parent, Merger Sub and the Company have each adopted resolutions approving this Agreement and declaring its advisability and approving the merger (the "Merger") of Merger Sub with and into the Company in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), upon the terms and subject to the conditions set forth herein;

      WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, for financial reporting purposes, the parties intend that the Merger shall be accounted for as a "pooling-of-interests" under United States generally accepted accounting principles ("U.S. GAAP");

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                ARTICLE I

                                THE MERGER

      SECTION 1.01. The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

      SECTION 1.02. Closing; Effective Time. (a) The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m. (New York time) at the offices of Shearman and Sterling, 599 Lexington Avenue, New York, New York as soon as practicable, but in any event within three business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as Parent and the Company may agree in writing (the "Closing Date").

      (b) At the Closing, the Company and Merger Sub shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

      SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      SECTION 1.04. Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of the Company shall be amended to be identical to that of Merger Sub, as in effect immediately prior to the Effective Time, except that Article I shall state that the name of the Surviving Corporation is "Oak Industries Inc." Such Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended subject to Section 6.05(e), in accordance with the terms thereof and of the DGCL.

      (b) At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended, subject to Section 6.05(a), in accordance with the terms thereof, and of the Certificate of Incorporation of the Surviving Corporation and of the DGCL.

      SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be elected as the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be elected as the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.



                                  ARTICLE II

             CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      SECTION 2.01. Conversion of Securities. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

      (i) each share of common stock, par value $0.01 per share ("Company Common Stock"; shares of Company Common Stock being referred to herein collectively as the "Company Common Shares") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to
   Section 2.01(ii)) shall be canceled and automatically converted, subject to Section 2.02(e), into the right to receive 0.83 (the "Exchange Ratio") shares of common stock, $0.50 par value per share, of Parent ("Parent Common Stock"; shares of Parent Common
   Stock being referred to herein collectively as the "Parent Common Shares") (which, together with any cash in lieu of fractional shares of Company Common Stock as specified in Section 2.02(e), shall be referred to herein as the "Merger Consideration");

      (ii) each Company Common Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent or held in treasury by the Company or any Subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and

      (iii) each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

      (b) If at any time during the period between the date of this Agreement and the Effective Time, the Company changes the number of Company Common Shares, or Parent changes the number of Parent Common Shares, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization, redenomination of share capital or other similar transactions, the Exchange Ratio and any other items dependent thereon shall be appropriately adjusted.

      SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank or such other bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Company Common Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing Parent Common Shares issuable pursuant to Section
2.01 as of the Effective Time, and cash, from time to time as required to make payments in lieu of any fractional shares pursuant to Section 2.02(e) (such cash and certificates for Parent Common Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Shares contemplated to be issued pursuant to Section 2.01, out of the Exchange Fund. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

      (b) Exchange Procedures. As promptly as practicable after the Effective Time (but in any event within five business days after the Effective Time), Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Common Shares (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Shares and cash in lieu of any fractional shares. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Parent Common Shares which such holder has the right to receive in respect of the Company Common Shares formerly represented by such Certificate (after taking into account all Company Common Shares then held by such holder), cash in lieu of any fractional Parent Common Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Common Shares, cash in lieu of any fractional Parent Common Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), may be issued to a transferee if the Certificate representing such Company Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Surviving Corporation that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing Parent Common Shares, cash in lieu of any fractional Parent Common Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

      (c) Distributions with Respect to Unexchanged Parent Common Shares. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate as provided in Section 2.02(b). Subject to the effect of escheat, tax or other applicable Laws (as defined below), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, (i) promptly (but in any event within five business days after such surrender), the amount of any cash payable with respect to a fractional Parent Common Share to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore payable with respect to such whole Parent Common Shares, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Parent Common Shares.

      (d) No Further Rights in Company Common Stock. All Parent Common Shares issued upon conversion of the Company Common Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares.

      (e) No Fractional Shares. (i) No certificates or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Shares shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

      (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full Parent Common Shares delivered to the Exchange Agent by Parent over (y) the aggregate number of full Parent Common Shares to be distributed to holders of Company Common Stock (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Parent Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in clause (iii) of this paragraph (e).

      (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of any such sale or sales have been distributed to such holders of Company Common Stock in lieu of fractional shares, the Exchange Agent will hold such proceeds in trust for such holders of Company Common Stock. Parent shall pay all commissions, transfer taxes and other outofpocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Company Common Stock are entitled.

      (iv) Notwithstanding the provisions of this Section 2.02, Parent may elect, at its option exercised prior to the Effective Time and in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (y) the closing price for a Parent Common Share on the NYSE on the first business day immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this
Section 2.02(e).

      (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock.

      (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Shares for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for the Parent Common Shares, any cash in lieu of fractional Parent Common Shares to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to the Parent Common Shares to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

      (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Company Common Shares for any such Company Common Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

      (h) Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

      (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Parent Common Shares, any cash in lieu of fractional Parent Common Shares to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

      SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into Parent Common Shares, any cash in lieu of fractional Parent Common Shares to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

      SECTION 2.04. Company Stock Options. (a) All options (the "Company Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the Company's 1986 Stock Option and Restricted Stock Plan for Executive and Key Employees of the Company, 1992 Stock Option and Restricted Stock Plan, 1995 Stock Option and Restricted Stock Plan, 1988 Stock Option Plan for Non-Employee Directors and Non-Qualified Stock Option Plan, 1992 Non-Qualified Stock Option Plan, Lasertron, Inc. 1982 Incentive Stock Option Plan, and Lasertron, Inc. 1992 Stock Option Plan (collectively, the "Company Stock Option Plans"), shall remain outstanding following the Effective Time. At the Effective Time, the Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which section 424(a) applies" within the meaning of section 424 of the Code and the regulations thereunder or (ii) to the extent that section 424 of the Code does not apply to any such Company Stock Options, would be such a corporation were section 424 of the Code applicable to such Company Stock Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Company Stock Option assumed by Parent (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the Company Stock Option Plans, the applicable option agreement issued thereunder and any applicable agreement it is subject to, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of Parent Common Shares (rounded to the nearest whole share or, in the case of Company Stock Options intended to qualify as incentive stock options under Section 422 of the Code ("ISOs"), rounding down to the nearest whole share) equal to the number of Company Common Shares subject to such Company Stock Option multiplied by the Exchange Ratio; and (B) the option price per Parent Common Share shall be an amount equal to the option price per Company Common Shares subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded to the nearest full cent or, in the case of ISOs, rounded down to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as such Company Stock Option as in effect as of the Effective Time pursuant to the applicable Company Stock Option Plan.

      (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Company Stock Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this Section 2.04 after giving effect to the Merger). Parent shall comply with the terms of all such Company Stock Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plan, that Company Stock Options which qualified as ISOs prior to the Effective Time continue to qualify as ISOs after the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.04. As soon as practicable (but in any event, within five business days) after the Effective Time, the Parent Common Shares subject to Company Stock Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for as long as Substitute Options remain outstanding. In addition, Parent shall use all reasonable efforts to cause the Parent Common Shares subject to Company Stock Options to be listed on the NYSE and such other exchanges as Parent shall determine.

      SECTION 2.05. Restricted Stock. At the Effective Time, any unvested shares of restricted stock, whether granted pursuant to the Company Stock Option Plans or otherwise, shall be converted into restricted stock of Parent pursuant to Section 2.01, and shall continue to be subject to the same restrictions and terms and conditions as under the Company Stock Option Plans and the applicable agreements issued thereunder and the Company Severance Plan or Severance Agreement between any holder of restricted stock and the Company.


                                ARTICLE  III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent and Merger Sub that:

      SECTION 3.01. Organization and Qualification; Subsidiaries. (a) Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be organized, existing, in good standing or to have such power, authority or governmental approvals would not reasonably be likely, individually or in the aggregate, to have, a Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      (b) Except as updated by Section 3.01(b) of the Company Disclosure Schedule, Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended ("Company 10-K"), is a list of all the subsidiaries of the Company that as of the date of this Agreement are "Significant Subsidiaries" as such term is defined in Rule 102 of Regulation SX promulgated by the United States Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") (such Significant Subsidiaries of the Company for the purpose of this Agreement to be the "Company Significant Subsidiaries"). Except as set forth in such Exhibit 21, as updated by Section 3.01(b) of the Company Disclosure Schedule, neither the Company nor any Company Significant Subsidiary directly or indirectly owns, or has outstanding contractual obligations to acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

      SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-Laws of the Company, each as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

      SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of (a) 50,000,000 shares of Company Common Stock and (b) 500,000 shares of junior preferred stock, no par value, of the Company (the "Company Preferred Stock"). As of November 8, 1999, (a) 17,225,703 shares of Company Common Stock and (b) no shares of Company Preferred Stock were issued and outstanding. All of the issued and outstanding Company Common Shares are validly issued, fully paid and nonassessable. 2,568,953 Company Common Shares and no shares of Company Preferred Stock, are held in the treasury of the Company or by any Company Subsidiary and 588,588 shares of Company Common Stock have been duly reserved for future issuance pursuant to the Company Stock Options. There are no issued or outstanding bonds, debentures, notes, convertible notes (other than the notes referenced in Section 6.16 hereto) or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote. Except for the Company Stock Options granted pursuant to the Company Stock Option Plans or pursuant to agreements or arrangements described in Section
3.03 of the Company Disclosure Schedule or Section 3.11(i) hereof and except for the rights issued pursuant to the Rights Agreement dated December 7, 1995 between the Company and Bank of Boston (the "Company Rights Agreement"), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued stock of the Company or any Significant Company Subsidiary or, to the knowledge of the Company, any other Company Subsidiary, or conditionally or absolutely obligating the Company or any Company Significant Subsidiary, or to the knowledge of the Company, any other Company Subsidiary, to issue or sell any shares of stock of, or other equity interests in, the Company or any Company Subsidiary. Section 3.03 of the disclosure schedule delivered by the Company to the Parent concurrently with the execution of the Agreement (the "Company Disclosure Schedule") sets forth the total number of outstanding Company Stock Options and the weighted average exercise price thereof. The Company has provided (or within ten days after execution of this Agreement will provide) Parent with a Schedule of all of the Company Stock Options, including the relevant vesting times and exercise periods. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding obligations (whether conditional or absolute) of the Company or any Company Significant Subsidiary or, to the knowledge of the Company, any other Company Subsidiary to repurchase, redeem or otherwise acquire any shares or other equity interests of Company Common Stock or any shares or other equity interests of any Company Subsidiary. Each outstanding share of stock or other equity interest of each Company Significant Subsidiary and, to the knowledge of the Company, of each other Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and, except as described in Section 3.03 of the Company Disclosure Schedule, each such share or other equity interest owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of the Company's stockholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the approval and adoption of this Agreement and the Merger by the affirmative vote of a majority of the voting power of the then outstanding Company Common Shares entitled to vote on the matter (the "Company Stockholders' Vote")), and the filing of the Certificate of Merger with the Secretary of State of Delaware as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by the Company will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or any equivalent organizational documents of any Company Significant Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any federal, national, state, provincial, municipal or local law, statute, ordinance, rule, regulation, order, injunction, judgment or decree, whether of the U.S., or another jurisdiction ("Law"), applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) except as set forth in Section 3.05 of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

      (b) The execution, delivery and performance of this Agreement will not require any consent, approval, authorization or permit of, or filing with or notification to, any federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority, whether of the U.S., or another jurisdiction (a "Governmental Entity"), except (i) for the applicable requirements of (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and comparable filings, if any, in foreign jurisdictions, (B) state securities or "blue sky" laws (the "Blue Sky Laws"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") or the Exchange Act, (C) the DGCL with respect to the filing of the Delaware Certificate of Merger, and (D) the rules and regulations of the NYSE (the foregoing clauses (i)(A) through (D) being referred to collectively as the "Required Consents") and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect, or otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement.

      SECTION 3.06.  Permits; Compliance.  (a)  Except as disclosed in
Section 3.06(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      (b) Except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) any Company Permits, except in each case for any such conflicts, defaults or violations that would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1996 (collectively, the "Company SEC Reports"). Except as described in Section 3.07 of the Company Disclosure Schedule, as of the respective dates they were filed, (i) the Company SEC Reports complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report or other document with the SEC.

      (b) Except as described in Section 3.07 of the Company Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and each presented or will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected to be material, individually or in the aggregate). The balance sheet of the Company contained in the Company SEC Reports as of December 31, 1998 is hereinafter referred to as the "Company Balance Sheet".

      (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications (which have not yet been filed with the SEC but which are required to be filed) to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

      SECTION 3.08. Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the Company Balance Sheet (or in the notes thereto) or as set forth in Section 3.08 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has outstanding any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations, which have been incurred since the date of the Company Balance Sheet in the ordinary course of business and which would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.09. Absence of Certain Changes or Events. From the date of the Company Balance Sheet through the date hereof, except as set forth in Section 3.09 of the Company Disclosure Schedule, (a) each of the Company and the Company Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and (b) since such date, there has not been any circumstance, event, occurrence, change or effect that would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.10. Absence of Litigation. Except as specifically disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section 3.10 of the Company Disclosure Schedule, there is no material litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign.

      SECTION 3.11. Employee Benefit Matters. (a) Plans and Material Documents. Section 3.11 (a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, long term incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, change in control, and severance agreements, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Company or any Company Subsidiary or any of their affiliates and any employee of the Company or Company Subsidiary including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company or any Company Subsidiary (collectively, the "Company Benefit Plans"), other than plans, programs, arrangements, agreements or understandings that are not material. Copies or summaries of each material Company Benefit Plan have been made available to Parent. Neither the Company nor any Company Subsidiary has any express or implied commitment to create, adopt or amend any material employee benefit plan, program, arrangement or agreement, other than any immaterial modification or any modification or change required by applicable law.

      (b) Absence of Certain Types of Plans. None of the Company Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan").

      (c) Compliance. Each Company Benefit Plan is now and always has been operated in all respects in accordance with its terms and the requirements of all applicable laws and regulations, including, without limitation, ERISA and the Code, except where any non-compliance would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect. No material action, claim or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action, claim or proceeding.

      (d) Qualification of Certain Plans. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that the Company Benefit Plan is so qualified and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

      (e) Absence of Certain Liabilities. Neither the Company nor any Company Subsidiary has incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") under Title IV of ERISA (other than liability for premiums to the PBGC arising in the ordinary course), and no fact or event exists that could reasonably be expected to result in any material liability to the PBGC under Title IV of ERISA.

      (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates, and all contributions to the Company Benefit Plans intended to be qualified pursuant to Section 401(a) of the Code have been or will be fully deductible, except where failure to do so would not have a Material Adverse Effect.

      (g) Severance Payments. Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company or any Company Subsidiary to severance or any other material payment from the Company or any Company Subsidiary, except as expressly provided in this Agreement, or (ii) materially increase the amount of base compensation due any such employee, officer or director.

      (h) Lasertron, Inc. Stock Options. Lasertron Inc. has not granted any options under its 1999 Restricted Stock and Option Plan (the "1999 L Plan") other than the options set forth on a schedule provided by the Company to the Parent (or, within five days after execution of this Agreement which will be provided to Parent) (the "L Options"), and no Company Subsidiary L stock options granted under any other plan are outstanding. The L Options shall expire on December 31, 2000 without having become exercisable if an "Acquisition" within the meaning of the 1999 L Plan has not occurred or a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to Lasertron, Inc.'s common stock has not been declared effective by the SEC on or before such date, except with respect to L Options which expire or have expired prior to December 31, 2000 due to the termination of employment of the holder of the L Option by Lasertron, Inc. or any Related Company (as such term is defined in the holder's option agreement). Neither the execution of this Agreement nor the transactions contemplated pursuant to this Agreement (or shareholder approval of this Agreement or such transactions) shall constitute an "Acquisition" for purposes of the 1999 L Plan.

      SECTION 3.12. Material Contracts. (a) Subsections (i) through (iv) of Section 3.12(a) of the Company Disclosure Schedule contain a list of the following types of written contracts and agreements (including all amendments thereto) to which the Company or a Company Significant Subsidiary (which, for the purposes of this Section 3.12 shall be deemed to refer only to Lasertron, Inc. and Gilbert Engineering Co., Inc.) is a party, other than those contracts and agreements listed as exhibits in the Company's Form 10-K for the fiscal year ended December 31, 1998 (such contracts, agreements and arrangements as are required to be set forth in
Section 3.12(a) of the Company Disclosure Schedule, together with all contracts, agreements and arrangements of the Company or any Company Subsidiary required to be set forth in Section 3.11 of the Company Disclosure Schedule or listed or required to be listed as exhibits in the Company's Form 10-K for the fiscal year ended December 31, 1998, being the "Company Material Contracts"):

      (i) each contract and agreement which (A) is likely to involve consideration of more than $1,000,000 in the aggregate, during the fiscal years ending December 31, 1999 or December 31, 2000 or (B) is likely to involve consideration of more than $1,000,000 in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by the Company or any Company Significant Subsidiary without penalty or further payment and without more than 60 days' notice;

      (ii) all (A) management contracts (excluding contracts for employment) and (B) contracts with consultants which involve consideration of more than $1,000,000;

      (iii) all contracts and agreements evidencing indebtedness of more than $1,000,000 to unaffiliated third parties; and

      (iv) all contracts and agreements that limit the ability of the Company or any Company Significant Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time, in each case, (A) with respect to any business currently conducted by the Company or any Company Significant Subsidiary and (B) other than distributor agreements entered into in the ordinary course of business.

      (b) Except as would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect, each Company Material Contract is a legal, valid and binding agreement in full force and effect in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law, and in the case of any indemnity provisions contained therein, is limited by public policy considerations) and neither the Company nor any Company Significant Subsidiary is in default in any material respect, or has received notice that is in default, under any Company Material Contract and to the Company's knowledge no other party is in default in any material respect under any Company Material Contract.

      SECTION 3.13.  Environmental Matters.  Except as described in Section
3.13 of the Company Disclosure Schedule or as would not reasonably be likely, individually or in the aggregate, to have a Material Adverse
Effect: (a) the Company and the Company Subsidiaries are not in violation of any Environmental Law applicable to them; (b) none of the properties currently or formerly owned, leased or operated by the Company and the Company Subsidiaries (including, without limitation, soils and surfaces and ground waters) are contaminated with any Hazardous Substance; (c) the Company and the Company Subsidiaries are not liable for any off-site contamination by Hazardous Substances; (d) the Company and the Company Subsidiaries are not liable for any material violation under any Environmental Law (including, without limitation, pending or threatened liens); (e) the Company and the Company Subsidiaries have all material permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (f) the Company and the Company Subsidiaries are in compliance in all material respects with their Environmental Permits; and (g) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit, including, without limitation, the Connecticut Transfer Act or the New Jersey Industrial Site Recovery Act. None of the Company or the Company Subsidiaries has received notice of a violation of any Environmental Law (whether with respect to properties presently or previously owned or used) except as would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.14 Title to Properties; Absence of Liens and Encumbrances. Except as described in Section 3.14 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") except (i) for liens imposed by Law in respect of obligations not yet due which are owed in respect of taxes or which otherwise are owed to materialmen, workmen, carriers, warehousepersons or laborers not in excess of $100,000 in the aggregate,
(ii) as reflected in the financial statements contained in the Company SEC Reports and (iii) for such Liens or other imperfections of title and encumbrances, if any, which would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.15 Intellectual Property. (a) Except with respect to the items set forth in Section 3.15 of the Company Disclosure Schedule, the Company and the Company Significant Subsidiaries own or possess adequate licenses or other valid rights to use all Intellectual Property used or held for use in connection with the business of the Company and the Significant Subsidiaries as currently conducted or as contemplated to be conducted, except where the failure to own or possess such would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

      (b) Except as set forth in Section 3.15 of the Company Disclosure Schedule and except as would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect, the Company and the Company Significant Subsidiaries have not received any written notice that, and to the Company's knowledge no claim has been made or asserted that, any process currently used or product currently sold, imported or offered for sale by the Company and the Significant Subsidiaries infringe on or otherwise violates the rights of any person, and such processes uses, sales, importations and offers to sell are and have been in accordance, in all material respects, with all applicable licenses.

      (c) No Intellectual Property owned or licensed by the Company or the Company Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property other than as would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      (d) The Company and the Significant Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other confidential Intellectual Property. To the knowledge of the Company (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Company Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any material trade secrets of any other person in the course of such performance as an employee, independent contractor or agent and (iii) no employee, independent contractor or agent of Company or any Company Subsidiary is in material default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of material Intellectual Property, in each case, other than as would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.16.  [Intentionally Omitted]

      SECTION 3.17. Taxes. Except as set forth in Section 3.17 of the Company Disclosure Schedule, (a) the Company and each of the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (b) all Taxes that are due prior to the Effective Time have been paid or will be paid or have been shown as reserves on the Financial Statements in accordance with U.S. GAAP, (c) no outstanding or pending deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries, (d) the Company and each of the Company Subsidiaries have provided adequate reserves in their financial statements in accordance with U.S. GAAP for any Taxes that have not been paid, whether or not shown as being due on any returns and (e) neither the Company nor any of the Company Subsidiaries has a material amount of income reportable for a Taxable period ending after the Effective Time that is attributable to an activity or a transaction occurring in or a change in accounting method made for a period ending on or prior to the Effective Time, including without limitation, any adjustment pursuant to Section 481 of the Code. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imports and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

      SECTION 3.18. Accounting and Tax Matters. To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from being accounted for under the pooling-of-interests accounting method or would prevent the Merger from constituting a reorganization qualifying under section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization under section 368(a) of the Code.

      SECTION 3.19. Board Approval; Vote Required. (a) On or prior to the date of this Agreement, the Board of Directors of the Company, by resolutions duly adopted by [unanimous] vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger, and determined that the execution, delivery and performance of the Merger Agreement is advisable and (iii) recommended that the stockholders of the Company approve the Merger and this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting.

      (b) The only vote of the holders of any class or series of stock of the Company necessary to approve the Merger, this Agreement and the other transactions contemplated by this Agreement is the Company Stockholders' Vote.

      SECTION 3.20. Insurance. The Company and the Company Significant Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and the Company Significant Subsidiaries.

      SECTION 3.21. State Takeover Statutes; Stockholder Rights Plan. (a) Except for Section 203 of the DGCL, no "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation is applicable, by reason of the Company's being a party to the Merger, this Agreement or the transactions contemplated hereby. Except for the Company Rights Agreement, neither the Company nor any of the Company Subsidiaries is a party to any "stockholder rights" plan or any similar anti-takeover plan or device.

      (b) Prior to the time this Agreement was executed, the Board of Directors of the Company has taken all action necessary, if any, to exempt under or make not subject to Section 203 of the DGCL and to ensure no stockholder of the Company will have any rights under the Shareholders' Rights Agreement as a result of, (i) the execution of this Agreement, (ii) the Merger and (iii) the other transactions contemplated hereby.

      SECTION 3.22. Labor Matters. The Company and each Company Subsidiary is in compliance with all applicable laws and regulations governing labor and employment, except where the failure to be in such compliance would not reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect and, to the knowledge of the Company, no fact or event exists that could give rise to any material liability under such laws and regulations.

      SECTION 3.23. Opinion of Financial Advisor. The Company has received the written opinion of Donaldson, Lufkin and Jenrette ("DLJ") dated the date of this Agreement to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Company's stockholders from a financial point of view, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

      SECTION 3.24. Brokers. No broker, finder or investment banker (other than DLJ) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent a complete (other than as to certain redacted confidential information) and correct copy of all agreements between the Company and DLJ pursuant to which such firm would be entitled to any payment relating to the Merger or any other transactions.


                                 ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

      SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Parent and each subsidiary of Parent (collectively, the "Parent Subsidiaries") is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to obtain such governmental approvals would not prevent or materially delay the consummation of transactions contemplated by this Agreement. Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not prevent or materially delay the consummation of transactions contemplated by this Agreement.

      SECTION 4.02. Articles of Incorporation and By-Laws. Parent has heretofore made available to the Company a complete and correct copy of the Articles of Incorporation and By-Laws, each as amended to date, of Parent and the Certificate of Incorporation and By-Laws of Merger Sub, each as amended to date. Such respective organizational documents are in full force and effect and neither Parent nor Merger Sub is in violation of any of the provisions of its respective organizational documents.

      SECTION 4.03.  Capitalization.  (a)   As of November 10, 1999, the
authorized capital stock of Parent consists of (i) 500,000,000 Parent Common Shares and (ii) 10,000,000 preferred shares of Parent, $100 value per share, issuable in series (the "Parent Preferred Shares"). As of November 11, 1999, (i) 245,019,136 Parent Common Shares and (ii) 132,659 Parent Preferred shares were issued and outstanding. All of the issued and outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable. 24,925,256 shares of Parent Common Stock and no shares of Parent Preferred Stock are held in the treasury of Parent or by any Parent Subsidiary and 14,185,756 Parent Common Shares are either reserved for future issuance pursuant to share options or restricted grants, or are subject to outstanding options (whether presently exercisable or not). Except for share options or restricted stock granted pursuant to employee or director equity plans of Parent (the "Parent Share Option Plans") and pursuant to this Agreement there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent, or conditionally or absolutely obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent. All Parent Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions (whether conditional or absolute) specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and
nonassessable.   Each outstanding share of capital stock or other equity
interest of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share or other equity interest owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

      (b) The authorized stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof, and all of which are owned by Parent. The Parent Common Shares to be issued pursuant to the Merger in accordance with Section 2.01
(i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights created by statute, the Articles of Incorporation or By-Laws of Parent or any agreement to which the Parent is a party or is bound and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

      SECTION 4.04. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State of Delaware as required by the DGCL). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

      SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub will not (i) conflict with or violate the Articles of Incorporation or By-Laws of Parent, the Certificate of Incorporation or ByLaws of Merger Sub or any equivalent organizational documents of any other Significant Subsidiary (as such term is defined in Rule 102 of Regulation SX promulgated by the SEC under the Exchange Act) of the Parent (such Significant Subsidiaries of the Parent for the purpose of this Agreement to be the "Parent Significant Subsidiaries"), (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

      (b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for the Required Consents and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

      SECTION 4.06. SEC Filings; Financial Statements. (a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since December 31, 1996 (collectively, including all exhibits thereto and any registration statement filed since such date, the "Parent SEC Reports"). As of the respective dates they were filed, (i) the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

      (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and each presented or will present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected to be material, individually or in the aggregate). The balance sheet of Parent contained in the Parent Disclosure Documents as of December 31, 1998 is hereinafter referred to as the "Parent Balance Sheet".

      (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications (which have not yet been filed with the SEC but which are required to be filed) to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

      SECTION 4.07. Absence of Certain Changes or Events. Except as set forth in SEC filings made by Parent subsequent to the Parent Balance Sheet date, from the date of the Parent Balance Sheet through the date hereof, each of Parent and the Parent Subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since the date of the Parent Balance Sheet, neither Parent or any Parent Subsidiary has taken or permitted any action that if taken or permitted after the date hereof would be a violation of clauses (a) through
(d) of Section 5.02 hereof.

      SECTION 4.08. Absence of Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which seeks to delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement.

      SECTION 4.09. Accounting and Tax Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from being accounted for under the pooling-of-interests accounting method or would prevent the Merger from constituting a transaction qualifying under section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under section 368(a) of the Code.

      SECTION 4.10. Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.


                                 ARTICLE V

                  CONDUCT OF BUSINESSES PENDING THE MERGER

      SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing:

      (a) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

      (b) the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers, licensors, licensees and other persons with which the Company or any Company Subsidiary has significant business relations.

By way of amplification and not limitation, except (i) as contemplated by this Agreement, (ii) for transfers of cash among the Company and the Company Subsidiaries pursuant to the Company's cash management policies or
(iii) subject to Sections 6.08 and 6.10, as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

      (a) amend or change its Certificate of Incorporation or ByLaws or equivalent organizational documents;

      (b) transfer, issue, sell, pledge, lease, license, dispose, grant, encumber, or authorize for transfer, issuance, sale, pledge, lease, license, disposition, grant or encumbrance (whether to a third party or any Affiliate) (i) any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except (A) for the issuance of shares of Company Common
Stock pursuant to the Company Stock Options outstanding on the date of this Agreement, (B) the issuance, from treasury, of shares of Company Common Stock to the grantor trust established in connection with the Company's Supplemental Retirement Income Plan in respect of matching contributions under such plan, or (C) the grant of Company Stock Options to newly-hired employees in the ordinary course of business consistent with past practices in amounts not to exceed 2,000 shares per employee) or (ii) other than sales of inventory and obsolete equipment in the ordinary course of business, any material assets of the Company or any Company Subsidiary;

      (c) except with respect to trademarks in the ordinary course of business and consistent with past practice, (i) grant any license in respect of any Intellectual Property of the Company or any Company Subsidiary, (ii) develop any Intellectual Property jointly with any third party, or (iii) disclose any confidential Intellectual Property of the Company or any Company Subsidiary unless such Intellectual Property is subject to a confidentiality agreement protecting against any further disclosure;

      (d) authorize, declare or set aside any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock;

      (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock;

      (f) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and which are not in connection with the acquisition of all, or substantially all of a business;

      (g) incur any additional indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any person, or make any loans or advances, except for indebtedness under the Company's existing Credit Agreement incurred in the ordinary course of business and consistent with past practice and for other indebtedness with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $2,500,000;

      (h) enter into any contracts or agreements requiring the payment, or receipt of payment, of consideration in excess of $1,000,000, or modify, amend or terminate any existing Company Material Contract other than modifications, amendments or terminations in the ordinary course of business consistent with past practices;

      (i) make or authorize any capital expenditures, other than (A) capital expenditures reflected in the capital expenditure budgets for the fiscal years ending December 31, 1999, and December 31, 2000 previously delivered by the Company to Parent and (B) as set forth in Section 5.01(i) of the Company Disclosure Schedule;

      (j) waive any stock repurchase or acceleration rights, amend or change the terms of any options or restricted stock, or reprice options granted under any Company Stock Option Plan or authorize cash payments in exchange for any options granted under any such plans;

      (k) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices and consistent with current budgets, as disclosed in Section 5.01(k) of the Company Disclosure Schedule, in salaries or wages of officers and employees of the Company or any Company Subsidiary, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company (except, in the case of employees who are not officers or directors, as consistent with existing policies of the Company or past practices) or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

      (l) settle any material Action other than any settlement which involves only the payment of damages in an immaterial amount and does not involve injunctive or other equitable relief;

      (m) make or revoke any material Tax elections, adopt or change any method of Tax accounting, settle any material Tax liabilities or take any action with respect to the computation of Taxes or the preparation of Tax returns that is inconsistent with past practice;

      (n) take any action, other than as required by U.S. GAAP or by the SEC, with respect to accounting principles or procedures, including, without limitation, any revaluation of assets;

      (o) agree in writing or otherwise to take any of the actions described in clauses (a) through (n) above; or

      (p) take any action to cause the Company's representations and warranties set forth in Article III to be untrue in any material respect.

      SECTION 5.02. Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, Parent shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company:

      (a) authorize, declare or set aside any dividend payments or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than any regular quarterly dividends declared and paid in accordance with past practice;

      (b) reclassify, combine, split, or subdivide any of its capital stock;

      (c) take any action, other than as required by generally accepted accounting principles or by the SEC, with respect to accounting principles or procedures;

      (d) agree in writing or otherwise to take any actions described in clauses (a) through (c) above; or

      (e) take any action to cause Parent's representations and warranties set forth in Article IV to be untrue in any material respect.

      SECTION 5.03. Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      SECTION 6.01.  Registration Statement; Joint Proxy Statement.  (a)
As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of the Company's stockholders (the "Company Stockholders' Meeting") to be held to consider approval of this Agreement and the Merger and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Shares to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of Parent Common Shares pursuant to the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders.

      (b) Subject to paragraph (c) of this Section 6.01, the Proxy Statement shall include the Company Board Approval.

      (c) Nothing in this Agreement shall prevent the Company's Board of Directors from withholding, withdrawing, amending or modifying the Company Board Approval if the Board of Directors of the Company determines in good faith (after consultation with legal counsel) that the failure to take such action would constitute a breach by the Board of Directors of the Company of its fiduciary duties to the Company's shareholders under applicable law. Unless this Agreement shall have been terminated in accordance with its terms, nothing contained in this Section 6.01(c) shall limit the Company's obligation to convene and hold the Company Stockholders' Meeting (regardless of whether the Company Board Approval shall have been withheld, withdrawn, amended or modified).

      (d) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed). Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time at which the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

      (e) The information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of Company's Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement should be discovered by Parent, Parent shall promptly inform the Company thereof. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

      (f) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of Company's Stockholders' Meetings and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement should be discovered by the Company, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

       SECTION 6.02. Company Stockholders' Meeting. The Company shall call and hold the Company Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger and this Agreement and the Company shall use its reasonable best efforts to hold the Stockholders' Meetings as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall (a) use its reasonable best efforts to solicit from their shareholders proxies in favor of the approval of the Merger and this Agreement and (b) shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the rules of the NYSE to obtain such approvals.

      SECTION 6.03. Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any of their subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, the Company shall (and shall cause its subsidiaries to):
(i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives collectively, "Representatives") access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Significant Subsidiaries and to the books and records thereof; and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request; provided, however, that the parties shall use reasonable best efforts to limit such access as provided in clauses (i) and (ii) in such a way as to minimize disruption to the operations of the business of the Company and its subsidiaries. Parent shall, and Parent shall cause its Representatives to, keep such information confidential in accordance with the terms of the Confidentiality Agreement, as supplemented, between Parent and the Company (the "Confidentiality Agreement"). From and after the date of this Agreement in the case of Lasertron, Inc. and after the printing and mailing of the Proxy Statement in the case of the other Company Significant Subsidiaries, the Company and Parent shall, and the Company shall cause the Company Significant Subsidiaries to cooperate in order to provide for an orderly transition as of the Effective Time.

      SECTION 6.04. No Solicitation of Transactions. (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, except as provided in clause (b) below, the Company shall not, and shall not permit any of the Company Subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall, and shall use its reasonable best efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of the Company Subsidiaries, not to initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties of the Company or any capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise (other than a transaction permitted pursuant to Section 5.01(b)) whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as an "Acquisition Transaction"). The Company immediately shall cease and cause to be terminated all discussions or negotiations with respect to any Acquisition Proposal as defined below.

      (b) Notwithstanding the provisions of clause (a) above, the Board of Directors of the Company may (A) furnish information to or engage in discussions or negotiations with any Person in response to an unsolicited written offer or proposal with respect to an Acquisition Transaction (an "Acquisition Proposal"); or (B) recommend such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that (I) the Board of Directors of the Company determines, in good faith and after consultation with its independent financial advisor, that such Acquisition Proposal would constitute a Superior Proposal (as hereinafter defined);
(II) the Board of Directors of the Company determined in good faith (after consultation with legal counsel) that the failure to take such action would constitute a breach by the Board of Directors of the Company of its fiduciary duties to the Company's shareholders under applicable law; (III) prior to furnishing such information to or entering into discussions or negotiations with, such Person, the Company provides written notice to Parent to the effect that it is furnishing such information to or entering into discussions or negotiations with, such Person (which notice shall identify the material terms of the proposal); and (IV) the Board of Directors receives, prior to furnishing any such information or entering into any discussions or negotiations with such Person, an executed confidentiality agreement substantially similar to the Parent Confidentiality Agreement. For purposes of this Agreement, "Superior Proposal" shall mean a bona fide Acquisition Proposal (A) made by a third party that the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisor) to be significantly more favorable to the Company's shareholders from a financial point of view than the Merger, (B) that involves all of the outstanding Company Common Shares, (C) that is not subject to regulatory approvals that give rise to a significant risk that the Acquisition Transaction will not be consummated and (D) for which financing, to the extent required, is then committed or which, in good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party. The Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e2 under the Exchange Act. It is understood and agreed that negotiations and other activities conducted in accordance with this paragraph (b) shall not constitute a violation of paragraph (a) of this Section 6.04.

      (c) The Company shall promptly (but in any event within 48 hours) notify Parent after receipt of any Acquisition Proposal, indication of interest or request for nonpublic information relating to the Company or a Company Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Company Subsidiary by any person or other entity or group that informs the Board of Directors of the Company or such Company Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

      SECTION 6.05.  Directors' and Officers' Indemnification and
Insurance.  (a)   The By-Laws of the Surviving Corporation shall contain
the respective provisions that are set forth, as of the date of this Agreement, in Article VII, Section 11 of the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

      (b) The Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer of the Company and each Subsidiary of the Company and each such person who served at the request of the Company or any Subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative, criminal or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement, in each case, to the fullest extent permitted by Delaware Law or any other applicable laws or to the fullest extent permitted under the Company's certificate of incorporation and bylaws or any applicable contract or agreement as in effect on the date hereof). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) the Company or Parent and the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to the Company or to Parent and the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) the Company and Parent and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company, Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims.

      (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that Parent may substitute therefor policies reasonably satisfactory to the Indemnified Parties of at least the same coverage containing terms and conditions that are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall Parent be required to expend pursuant to this Section 6.05(c) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $200,000 per year in the aggregate); provided, further, however, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 200% of the amount per annum spent by the Company for its fiscal year ending December 31, 1998.

      (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.05.

      (e) For a period of at least six years after the Effective Time, Parent shall cause the certificate of incorporation of the Surviving Corporation to continue to include a provision substantially similar to Article Twelfth of the Certificate of Incorporation of the Company for the benefit of all directors and officers of the Company prior to the Effective Time.

      SECTION 6.06. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

      SECTION 6.07. Affiliates. (a) No later than 30 days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or applicable SEC accounting releases with respect to pooling-of-interests accounting treatment (each such person being an "Affiliate")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, no later than at least 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.07(a), executed by each of the Affiliates of the Company identified in the foregoing list and any person who shall, to the knowledge of the Company, have become an Affiliate of the Company subsequent to the delivery of such list.

      (b) No later than 30 days after the date of this Agreement, Parent shall deliver to the Company a list of names and addresses of those persons who were, in Parent's reasonable judgment, on such date, Affiliates of Parent. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Parent shall use its reasonable best efforts to deliver or cause to be delivered to the Company, no later than at least 30 days prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.07(b), executed by each of the Affiliates of Parent identified in the foregoing list and by any person who shall have become an Affiliate of Parent subsequent to the delivery of such list.

      SECTION 6.08. Pooling. (a) From and after the date of this Agreement and until the Effective Time, neither Parent nor the Company, nor any of their respective subsidiaries or other affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling-of-interests" for accounting purposes under U.S. GAAP. Between the date of this Agreement and the Effective Time, Parent and the Company each shall use its best efforts to cause the Merger to be characterized as a pooling-of-interests for accounting purposes if such characterization were jeopardized by action taken by Parent or the Company, respectively, prior to the Effective Time.

      (b) As of the date of this Agreement, the Company does not know of any reason why it would not be able to obtain a letter, in form and substance satisfactory to Parent, from PricewaterhouseCoopers, LLP, dated the date of the Effective Time and, if requested by Parent, dated the date of the Registration Statement, stating that PricewaterhouseCoopers, LLP concurs with management's conclusion that the Merger will qualify as a transaction to be accounted for by Parent in accordance with the pooling-of-interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board, and all related published rules, regulations and policies of the SEC ("APB No. 16").

      (c) As of the date of this Agreement, Parent does not know of any reason why it would not be able to obtain a letter, in form and substance satisfactory to the Company from PricewaterhouseCoopers, LLP, dated the date of the Effective Time and, if requested by Parent, dated the date of the Registration Statement, stating that PricewaterhouseCoopers, LLP concurs with management's conclusion that the Merger will qualify as a transaction to be accounted for by Parent in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16.

      SECTION 6.09. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement that are required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws, (B) the HSR Act, and any other antitrust regulations and
(C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

      (b) Parent and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests that may be made pursuant to the HSR Act for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

      (c) The Company and Parent shall cooperate and use their reasonable best efforts to resolve any Actions related to the Intellectual Property used by the Company and the Company Subsidiaries.

      SECTION 6.10. Plan of Reorganization. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

      (b) As of the date of this Agreement, the Company does not know of any reason (i) for which it would not be able to deliver to Shearman and Sterling and Ropes and Gray, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(f) and 7.03(c), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions so long as the statements therein are true as of such time or (ii) for which Shearman and Sterling and Ropes and Gray would not be able to deliver the opinions required by Sections 7.02(f) and 7.03(c).

      (c) As of the date of this Agreement, Parent does not know of any reason (i) for which it would not be able to deliver to Ropes and Gray and Shearman and Sterling, at the date of the legal opinions referred to below, certificates substantially in compliance with published IRS advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(f) and 7.03(c), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions so long as the statements therein are true as of such time or (ii) for which Shearman and Sterling and Ropes and Gray would not be able to deliver the opinions required by Sections 7.02(f) and 7.03(c).

      SECTION 6.11. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the Exchanges, each of Parent and the Company shall use its reasonable best efforts to consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

      SECTION 6.12. Letters of Accountants. (a) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of PricewaterhouseCoopers, LLP, Parent's independent auditors, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

       (b) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of PricewaterhouseCoopers, LLP, the Company's independent accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

      SECTION 6.13. NYSE Listing. Parent shall promptly prepare and submit to the NYSE a listing application covering the Parent Common Shares to be issued in the Merger and pursuant to Substitute Options, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Shares, subject to official notice of issuance, and the Company shall cooperate with Parent with respect to such listing, which cooperation shall include, but not be limited to, taking all necessary actions to delist the Company's Common Stock from the NYSE.

      SECTION 6.14. Reasonable Best Efforts and Further Assurances. Subject to the terms and conditions hereof, each of the parties to this Agreement shall use reasonable best efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Merger under this Agreement. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      SECTION 6.15. Certain Employee Benefits Matters. For a period of two years following the Effective Time and effective upon the Merger, Parent shall, or shall cause the Surviving Company to, provide medical, 401(k), life and disability benefits, cash compensation and other benefits to Surviving Company employees that, in the aggregate, are comparable to the medical, 401(k), life and disability benefits cash compensation and other benefits that were provided to such Surviving Company employees under the employee benefit plans, programs, contracts and arrangements of the Company and each of its subsidiaries as in effect immediately prior to the Effective Time and that have been disclosed or made available to Parent, other than employee benefit plans, programs, contracts or arrangements providing for stock options, stock purchase rights, restricted stock, phantom stock or other stock-based compensation. Parent covenants and agrees that it shall cause the Surviving Corporation to satisfy all severance obligations arising in connection with the transactions contemplated by the Merger and this Agreement pursuant to any Company Benefit Plan.

      SECTION 6.16. Supplemental Indenture. Prior to the Effective Time, the Company shall enter into, with the trustee under such indenture, a supplemental indenture, in respect of that certain indenture (the "Indenture") dated February 25, 1998 between the Company and State Street Bank and Trust Company, governing $100,000,000 principal amount of 47/8% Convertible Notes due 2008 (the "Notes"), such supplemental indenture to provide, among other things, that (a) the Merger does not constitute a "change of control" as defined in the Indenture; and (b) as of the Effective Time, the Notes shall be convertible only into Parent Common Shares.


                                    ARTICLE VII

                              CONDITIONS TO THE MERGER

      SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

      (a) Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

      (b) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

      (c) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, threatened, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction, executive order or award (an "Order") that is then in effect, pending or threatened and has, or would have, the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      (d) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated or obtained.

      (e) NYSE Listing. The Parent Common Shares to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

      SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided that any representation or warranty that is qualified by materiality (including, without limitation, by reference to a Material Adverse Effect) shall be true in all respects as of the Effective Time, or as of such particular date, as the case may be), and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

      (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time (provided that any agreement or covenant that is qualified by materiality (including without limitation, by reference to a Material Adverse Effect) shall have been performed or complied with in all respects on or prior to the Effective Time), and Parent shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

      (c) Consents. All material consents, approvals and authorizations (including, without limitation, the Required Consents) legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities and all consents from third parties under any Company Material Contract or other material agreement, contract, license, lease or other instrument to which the Company or any Company Subsidiary is a party or by which it is bound required as a result of the transactions contemplated by this Agreement or the Merger shall have been obtained.

      (d) Material Adverse Effect. There shall have been no circumstance, event, occurrence, change or effect that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect since the date of this Agreement.

      (e) Actions. No Action shall have been brought and remain pending by any Governmental Entity or other person, entity or group that (i) seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or (ii) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      (f) Tax Opinions. Parent shall have received the opinion of Shearman and Sterling, counsel to Parent, based upon representations of Parent, Merger Sub and the Company and customary assumptions as set forth or referred to in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Shearman and Sterling of representation letters from each of Parent (on behalf of itself and Merger
Sub) and Company as contemplated in Section 6.10 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

      (g) Retirement. All members of the Board of Directors of the Company shall have retired effective as of the Effective Time.

      (h) Pooling Opinions. Parent shall have received from PricewaterhouseCoopers, LLP, independent auditors of Parent and of the Company, an opinion addressed to it and dated the date the Registration Statement shall have become effective and confirmed in writing as of the Effective Time to the effect that the Merger will be treated as a "pooling-of-interests" under applicable accounting standards.

       SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided that any representation or warranty that is qualified by materiality shall be true in all respects as of the Effective Time, or as of such particular date, as the case may be), and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

      (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time (provided that any agreement or covenant that is qualified by materiality shall have been performed or complied with in all respects on or prior to the Effective Time) and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Parent to that effect.

      (c) Tax Opinion. The Company shall have received the opinion of Ropes and Gray, counsel to the Company, based upon representations of Parent, Merger Sub and the Company, and customary assumptions as set forth or referred to in such opinion, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Ropes and Gray of representation letters from each of Parent (on behalf of itself and Merger Sub) and Company as contemplated in Section 6.10 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 8.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

      (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

      (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before May 1, 2000; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose improper action or failure to act has caused the failure of the Merger to occur on or before such date;

      (c) by either Parent or the Company, if there shall be any Order of a Governmental Authority which is final and nonappealable preventing the consummation of the Merger; provided that the provisions of this Section 8.01(c) shall not be available to any party whose failure to fulfill its obligations hereunder shall have been the cause of, or shall have resulted in, such Order;

      (d) by Parent if (i) the Board of Directors of the Company withholds, withdraws, modifies or changes the Company Board Approval in a manner adverse to Parent or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Superior Proposal or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Superior Proposal, (iii) the Company shall have failed to include in the Proxy Statement the Company Board Approval, (iv) the Company's Board of Directors fails to reaffirm its recommendation in favor of the approval of the Merger and this Agreement within five business days after Parent requests in writing that such recommendation be reaffirmed, (v) the Company shall have breached its obligations under Section 6.04 or (vi) a tender offer or exchange offer for 20% or more of the outstanding shares of stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

      (e) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting;

      (f) by Parent upon a breach of any representation, warranty, covenant or agreement (subject to the materiality threshold, if any, expressed in such representation, warranty, covenant or agreement) on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth either in Section 7.02(a) or (b) would not be satisfied; provided, however, that if such breach is curable by the Company through the exercise of its best efforts and for as long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(f); or

      (g) by the Company upon a breach of any representation, warranty, covenant or agreement (subject to the materiality threshold, if any, expressed in such representation, warranty, covenant or agreement) on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth either in Section 7.03(a) or (b) would not be satisfied; provided, however, that if such breach is curable by Parent and Merger Sub through the exercise of their respective best efforts and for as long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(g).

      (h) (A) by the Company if the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement, to enter into a definitive agreement with respect to a Superior Proposal and the Company shall have notified the Parent in writing that it intends to enter into such an agreement (which notification shall include a summary of the material terms of such Superior Proposal), and (B) Parent shall not have made, within five business days of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal, and offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal; provided, however, that such termination pursuant to this clause (h) shall not be effective unless and until the Company shall have paid to Parent the fee described in Section 8.05(b) hereof and shall have complied with
Section 6.04 hereof.

      SECTION 8.02. Effect of Termination. Except as provided in Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Section 8.05; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

      SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      SECTION 8.05. Expenses. (a) Except as set forth in this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated. "Expenses" as used in this Agreement shall include all reasonable out of pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of shareholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

      (b) The Company agrees to pay to Parent (such payment to be made prior to the occurrence of any event described in subclause (x) or (y) of clause (ii) below in the case of termination by the Company or Parent pursuant to such clause (ii) or by the Company pursuant to clause (iii) below or within two business days of a request from Parent in the case of termination by Parent pursuant to clause (i) below) a fee equal to $50,000,000 if:

      (i) Parent terminates this Agreement pursuant to Section 8.01(d); provided, however, that such fee shall not be payable pursuant to this clause (i) if all of the following clauses (A) through (C) are satisfied: (A) the Company has fully complied with Section 6.04, (B) the Company has not, directly or indirectly, engaged in discussions or negotiations with, or provided any confidential information to, any Person in respect of any Acquisition Proposal, and (C) the Board of Directors of the Company withholds, withdraws, modifies or changes the Company Board Approval in a manner adverse to Parent or shall have resolved to do so, solely because the failure to do so would constitute a breach of the Board's fiduciary duties to the Company's shareholders under applicable law based upon an event or circumstance not involving, directly or indirectly, in whole or in part, an Acquisition Proposal or a proposed Business Combination;

      (ii) (A) Parent or the Company terminates this Agreement pursuant to Section 8.01(e); (B) prior to the time of such termination an Acquisition Proposal had been made known to the Company's shareholders generally or any person shall have publicly announced its intention (whether or not conditional) to make an Acquisition Proposal; and (C) on or prior to the first anniversary of the termination of this Agreement, the Company or any of its subsidiaries or affiliates (x) enters into an agreement or letter of intent (or if the Company's Board of Directors resolves or announces an intention to do so) with respect to any Business Combination with any person, entity or group or (y) consummates any Business Combination with any person, entity or group; or

      (iii)   The Company terminates this Agreement pursuant to Section
      8.01(h);

For purposes of this Section 8.05, "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving the Company as a result of which the Company stockholders prior to such transaction in the aggregate cease to own at least 80% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer, public offering in respect of, or other disposition of (A) a material portion of the assets of Lasertron, Inc. or
(B) more than 20% of the assets of the Company and the Company Subsidiaries, taken as a whole, in either case, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than Parent or any affiliate thereof), group or entity of beneficial ownership (as defined in Rule 13d3 under the Exchange Act) of (A) any of the capital stock of Lasertron, Inc. or (B) more than 20% of the Company Common Stock, in either case, whether by tender or exchange offer or otherwise.

      (c) In the event of the termination of this Agreement under Section 8.01(f) then the Company shall pay to Parent or Parent's designee, contemporaneously with the termination of this Agreement such amount, not to exceed $5,000,000 as may be required to reimburse Parent and its affiliates for all reasonable Expenses. The Company and Parent expressly agree that any such payment is not intended as, and shall not be considered to be liquidated damages and the payment of such expense reimbursement shall be in addition to any other rights the party receiving such payment may have under this Agreement and applicable law.

      (d) In the event of the termination of this Agreement under Section 8.01(g) then Parent shall pay to the Company or the Company's designee, contemporaneously with the termination of this Agreement such amount, not to exceed $5,000,000, as may be required to reimburse the Company and its affiliates for all reasonable Expenses. The Company and Parent expressly agree that any such payment is not intended as, and shall not be considered to be liquidated damages and the payment of such expense reimbursement shall be in addition to any other rights the party receiving such payment may have under this Agreement and applicable law.

      (e) In the event of the termination of this Agreement because of the failure to satisfy the condition set forth in Section 7.02(h) other than because of any action by or circumstance related to the Company, then Parent shall pay to the Company or the Company's designee, contemporaneously with the termination of this Agreement such amount, not to exceed $5,000,000, as may be required to reimburse the Company and its affiliates for all reasonable Expenses. The Company and Parent expressly agree that any such payment is not intended as, and shall not be considered to be liquidated damages and the payment of such expense reimbursement shall be in addition to any other rights the party receiving such payment may have under this Agreement and applicable law.

      (f) In the event that Parent or the Company shall fail to pay any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Parent or the Company as the case may be, (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Expenses, commencing on the date that such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Prime Rate plus 1.00%.


                                   ARTICLE IX

                               GENERAL PROVISIONS

      SECTION 9.01. Non Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 6.03 (with respect to confidentiality), 6.05, 6.08, 6.10 and this Article IX shall survive the Effective Time and those set forth in Sections 6.03(b), 8.02 and 8.05 and this Article IX shall survive termination.

      SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

      if to Parent or Merger Sub:

         Corning Incorporated
         One Riverfront Plaza
         Corning, NY 14831
         Facsimile No.: 607-974-8656
         Attention: William D. Eggers, Esq.

      with a copy to:

         Shearman and Sterling
         599 Lexington Avenue
         New York, NY 10022
         Facsimile No.:  (212) 848-7179
         Attention:  John J. Madden, Esq.

      if to the Company:

         Oak Industries Inc.
         1000 Winter Street
         Waltham, MA 02451
         Facsimile No.: 781-890-6116
         Attention: Pamela F. Lenehan


      with a copy to:

         Ropes and Gray
         One International Place
         Boston, MA  02110
         Facsimile No.: 615-951-7050
         Attention:  David C. Chapin, Esq.

      SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

      (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

      (b) "business day" means any day on which both the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in The City of New York;

      (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

      (d) "Environmental Laws" means any federal, state, local or foreign laws relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment, health, safety or natural resources;

      (e) "Hazardous Substances" means (i) those substances defined in or regulated under the following federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law;

      (f) "Intellectual Property" means all trademarks, trademark rights, trade name, trade name rights, trade dress and other indications of origin, brand names, certification rights, service marks, applications for trademarks and for service marks, proprietary know-how and other proprietary rights and information; inventions and discoveries, whether patentable or not, in any jurisdiction; patents, patent rights and trade secrets; writings and other works, whether copyrightable or not, in any jurisdiction; and any similar intellectual property or proprietary rights.

      (g) "knowledge" means, with respect to the Company, the actual knowledge of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act) of the Company and with respect to Parent or Merger Sub, the actual knowledge of any executive officer (determined in accordance with Rule 16a-1(f) under the Exchange Act) of Parent or Merger Sub, as the case may be.

      (h) "Material Adverse Effect" means any circumstance, event, occurrence, change or effect that materially and adversely affects the business, operations, condition (financial or otherwise), assets (tangible or intangible) or results of operations of the Company and the Company Subsidiaries taken as a whole.

      (i) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

      (j) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

      SECTION 9.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      SECTION 9.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      SECTION 9.07. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles.

      SECTION 9.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 9.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 9.10. Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.





      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       CORNING INCORPORATED


                                       By:      /s/ James B. Flaws
                                          -------------------------------
                                          Name:   James B. Flaws
                                          Title:  Senior Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer


                                       RIESLING ACQUISITION CORPORATION


                                       By:     /s/ A. John Peck, Jr.
                                          -------------------------------
                                          Name:   A. John Peck, Jr.
                                          Title:  Vice President


                                       OAK INDUSTRIES INC.


                                       By:     /s/ Coleman S. Hicks
                                          -------------------------------
                                          Name:   Coleman S. Hicks
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer




EXHIBIT 6.07(a)

                          FORM OF AFFILIATE LETTER FOR
                            AFFILIATES OF THE COMPANY


                                             [               ] [   ], 1999


[PARENT]
[                      ]
[                      ]

Ladies and Gentlemen:

      I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of [the Company], a Delaware corporation (the "Company"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement
and Plan of Merger and Reorganization dated as of November [   ], 1999 (the
"Merger Agreement") among [Parent], a Delaware corporation ("Parent"), [Merger Sub], a Delaware corporation ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

      As a result of the Merger, I may receive common shares, par value $[0.01] per share, of Parent (the "Parent Shares"). I would receive such Parent Shares in exchange for shares owned by me of common stock, par value $0.01 per share, of the Company (the "Company Shares").

      1. I represent, warrant and covenant to Parent that in the event that I receive any Parent Shares as a result of the Merger:

      A. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

      B. I have carefully read this letter and the Merger Agreement and discussed, to the extent I felt necessary, with my counsel or counsel for the Company the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares.

      C. I have been advised that the issuance to me of the Parent Shares pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

      D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

      E. I understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

           THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE
           TERMS OF AN AGREEMENT DATED [               ] [    ], 1999
           BETWEEN THE REGISTERED HOLDER HEREOF AND BUYER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BUYER.

      F. I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

      G. I further represent to, and covenant with, Parent that I will not, during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of or reduce my risk (as contemplated by Accounting Series Release No. 135, as amended, of the Commission ("Rule No. 135")) with respect to the Company Shares or shares of the capital stock of Parent that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by Release No. 135) with respect to the Parent Shares received by me in the Merger or any other shares of the capital stock of Parent until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8K, or any other public filing or announcement that includes the combined results of operations (the "Pooling Period"). Parent shall notify the "affiliates" of the publication of such results. Notwithstanding the foregoing, I understand that during the Pooling Period, subject to providing written notice to Parent, I will not be prohibited from selling up to 10% of the Parent Shares (the "10% Shares") received by me or the Company Shares owned by me or making charitable contributions or bona fide gifts of the Parent Shares received by me or the Company Shares owned by me, subject to the same restrictions. The 10% Shares shall be calculated in accordance with Release No. 135, as amended by Staff Accounting Bulletin No. 76.

      H. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

      2. By Parent's acceptance of this letter, Parent hereby agrees with me as follows:

      A. For so long as and to the extent necessary to permit me to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and
      (ii) furnish to me upon request a written statement as to whether or not Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Shares by me pursuant to Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding 12 months.

      B. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and 1(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                          Very truly yours,



                                          Name:


Agreed and accepted this [   ] day
of [          ] [   ], 1999, by

[Parent]


By:
   Name:
   Title:














EXHIBIT 6.07(b)



                         FORM OF AFFILIATE LETTER FOR
                             AFFILIATES OF PARENT




                                          [               ] [   ], 1999


[The Company]
[                      ]
[                      ]


Ladies and Gentlemen:

      I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of [Parent], a Delaware corporation ("Parent"), as the term "affiliate" is defined for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"). Pursuant to the terms of the Agreement and Plan of
Merger and Reorganization dated as of November [   ], 1999 (the "Merger
Agreement") among Parent, [Merger Sub], a Delaware corporation ("Merger Sub"), and [The Company], a Delaware corporation (the "Company"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

      I represent to, and covenant with, the Company that I will not, during the period beginning 30 days prior to the Effective Time (as defined in the Merger Agreement) until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, sell, transfer or otherwise dispose of or reduce my risk with respect to any shares of the capital stock of Parent ("Parent Shares") or the Company that I may hold. I understand that Parent shall notify the "affiliates" of the publication of such results. Notwithstanding the foregoing, I understand that subject to providing written notice to the Company and subject to SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76, during the aforementioned period I will not be prohibited from selling up to 10% of the Parent Shares that I hold or from making charitable contributions or bona fide gifts of the Parent Shares that I hold, subject to the same restriction.

      Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, or as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,


                                          Name:


Agreed and accepted this [   ] day
of [             ] [    ], 1999, by

[The Company]


By:
   Name:
   Title: